Exhibit (a)(1)(E)

OFFER TO EXCHANGE

SERIES Z WARRANTS TO PURCHASE COMMON STOCK

FOR

OUTSTANDING SERIES W WARRANTS TO PURCHASE COMMON STOCK

OF

PAVMED INC.

AT AN EXCHANGE RATIO OF 0.5 SERIES Z WARRANTs FOR EACH SERIES W WARRANT

THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON March 19, 2018, UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Exchange Letter, dated February 20, 2018 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by PAVmed Inc., a Delaware corporation (the “Company”), to all holders of the Company’s issued and outstanding warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to that certain warrant agreement dated April 28, 2016 (the “Series W Warrants”), to exchange each Series W Warrants tendered during the Offer Period (as hereinafter defined) for 0.5 Series Z warrants (the “Series Z Warrants”), as described in the Offer Letter. The “Offer Period” is the period of time commencing on February 20, 2018 and ending at 11:59 p.m., Eastern Time, on March 19, 2018, or such later date to which the Company may extend the Offer (the “Expiration Date”).

NO FRACTIONAL SHARES WILL BE ISSUED. SERIES W WARRANTS MAY ONLY BE EXCHANGED FOR A WHOLE NUMBER OF SERIES Z WARRANTS. IN LIEU OF ISSUING FRACTIONAL SERIES Z WARRANTS TO WHICH ANY HOLDER OF SERIES W WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, UP TO THE NEXT WHOLE NUMBER OF SERIES Z WARRANTS.

SERIES W WARRANTS NOT EXCHANGED FOR SERIES Z WARRANTS WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON JANUARY 29, 2022 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

You may tender and exchange some or all of your Series W Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Series W Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of 0.5 Series Z Warrants for each Series W Warrant.

We are the owner of record of Series W Warrants held for your account. As such, we are the only ones who can exchange and tender your Series W Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Series W Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Series W Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Series W Warrants at the rate of 0.5 Series Z Warrants for one Series W Warrant of the Company.

2.	The Offer is subject to certain conditions set forth in Section 10 of the Offer Letter.

3.	The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on March 19, 2018, unless the Company extends the Offer.

4.	The Offer is for all Series W Warrants. You may tender some or all of your Series W Warrants.

5.	Tendering Series W Warrant holders who are registered Series W Warrant holders or who tender their Series W Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Series W Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Series W Warrants, we will tender for exchange all your Series W Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer Period and withdrawal rights will expire at 11:59 p.m., Eastern Time, on March 19, 2018, unless the Offer Period is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Series W Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series W Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s board of directors has unanimously approved the Offer. However, neither the Company’s management nor its board of directors, officers, or employees, nor the Depositary, makes any recommendation to any Series W Warrant holder as to whether to exchange or refrain from tendering and exchanging any Series W Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Series W Warrants and, if so, how many Series W Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM

WITH RESPECT TO THE

OFFER TO EXCHANGE

SERIES Z WARRANTS TO PURCHASE COMMON STOCK

FOR

OUTSTANDING SERIES W WARRANTS TO PURCHASE COMMON STOCK

OF

PAVMED INC.

AT AN EXCHANGE RATIO OF 0.5 SERIES Z WARRANTs FOR EACH SERIES W WARRANT

The undersigned acknowledges receipt of your letter and the enclosed Offer to Exchange Letter, dated February 20, 2018 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by PAVmed Inc., a Delaware corporation (the “Company”), to all holders of the Company’s issued and outstanding warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to that certain warrant agreement dated April 28, 2016 (the “Series W Warrants”), to permit the exchange of one Series W Warrant for 0.5 Series Z warrants (the “Series Z Warrants”) (one Series Z Warrant for every two Series W Warrants tendered). The “Offer Period” is the period of time commencing on August 13, 2014 and ending at 9:00 a.m., Eastern Time, on Thursday, September 11, 2014, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Series W Warrants indicated below or, if no number is indicated, all Series W Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (ii) such Series W Warrant holder is voluntarily participating in the Offer; (iii) the future value of the Series W Warrants is unknown and cannot be predicted with certainty; (iv) such Series W Warrant holder has read the Offer Letter; (v) such Series W Warrant holder has consulted his, her or its tax and financial advisors with regard to how the Offer will impact the tendering Series W Warrant holder’s specific situation; (vi) any foreign exchange obligations triggered by such Series W Warrant holder’s tender of Series W Warrants or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Series W Warrants, such Series W Warrant holder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Series W Warrants authorizes the Company to withhold all applicable Tax Items potentially payable by a tendering Series W Warrant holder. The Company’s acceptance for payment of Series W Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Series W Warrant holder and the Company upon the terms and subject to certain conditions of the Offer.

(continued on following page)

Number of Series W Warrants to be exchanged by you for the account of the undersigned: _______________________

* No fractional Series Z Warrants will be issued. Series W Warrants may only be exchanged for a whole number of Series Z Warrants. In lieu of issuing fractional Series Z Warrants to which any holder of Series W Warrants would otherwise have been entitled, the Company will round the number of Series Z Warrants to which such holder is entitled, after aggregating all fractions, up to the next whole number of Series Z Warrants.

**Unless otherwise indicated, it will be assumed that all Series W Warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date: __________________, 2018